Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-199592 on Form S-8 of our reports dated August 6, 2019, relating to the consolidated financial statements of The Procter & Gamble Company, and the effectiveness of The Procter & Gamble Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Procter & Gamble Company for the year ended June 30, 2019.

/s/ Deloitte & Touche LLP
Cincinnati, Ohio
October 9, 2019